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                                                                       Form 10-K
                                                             Year Ended 12/31/00
                                                                     Exhibit 10f
                        R. R. DONNELLEY & SONS COMPANY
                                 AMENDMENT TO
                       SENIOR MANAGEMENT INCENTIVE PLAN


This Amendment to the Senior Management Incentive Plan adopted by the Committee as of January 1, 1998 (the "Banking Plan"), is made effective as of the 1st day of January, 2001 (the "Effective Date"). All capitalized terms used herein shall have the meanings specified in the Banking Plan unless otherwise specified herein.

1. Termination of Banking Plan. The Banking Plan shall be terminated as of December 31, 2000. Performance Awards for fiscal year 2000 shall be calculated and credited to each participant's Bank Balance as soon as practicable after the first Committee meeting held in 2001.

2. Final Payments. Following the first Committee meeting held in 2001, each participant who the Committee determines is eligible to receive a Performance Award shall be paid such Performance Award as determined by the Committee. Following the first Committee meeting held in 2002, each participant shall be paid one-half (50%) of the participant's then-remaining Bank Balance in excess of such participant's Administrative Credit. Following the first Committee meeting held in 2003, each participant shall be paid the remainder of such participant's Bank Balance in excess of such participant's Administrative Credit. Notwithstanding the foregoing, should following calculation of the amount to be paid a participant in either 2001 or 2002, the Bank Balance thereafter remaining in excess of such participant's Administrative Credit be less than $20,000, then such excess shall be paid to participant in conjunction with the payment otherwise to be paid such participant for the year and no other payments shall be thereafter made to such participant hereunder. Each and every payment specified herein shall be subject to forfeiture in the event of termination of the participant's employment other than as specified in paragraphs 7(a), (b), (c) or (d) of the Banking Plan unless the Committee specifically authorizes otherwise. In the event of termination due to circumstances described in paragraphs 7(a), (b), (c) or (d) of the Banking Plan, the provisions of those subparagraphs shall govern payment of the participant's Bank Balance, notwithstanding the provisions of this paragraph 2.

3. Miscellaneous. Except as specifically set forth in this Amendment, all provisions of the Banking Plan shall remain in full force and effect as originally written.